Bingham McCutchen LLP

2020 K Street NW

Washington, DC 20006-1806

Tel: 202.373.6000

Fax: 202.373.6001

www.bingham.com

July 27, 2012

RidgeWorth Funds

101 Federal Street

Boston, MA 02110

Re:	RidgeWorth Funds

Ladies and Gentlemen:

We have acted as counsel to RidgeWorth Funds (the “Trust”) in connection with Post-Effective Amendment No. 87 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about July 27, 2012 (the “Registration Statement”) with respect to the issuance of beneficial interest, with no par value per share (the “Shares”), of each series of the Trust. You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Agreement and Declaration of Trust dated January 15, 1992, and all amendments thereto (the “Declaration”);

(c) a certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, Amended and Restated By-Laws dated August 15, 2000, and all amendments thereto (the “By-Laws”), and certain resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

(d) a printer’s proof of the Registration Statement.

RidgeWorth Funds

July 27, 2012

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (d) above. We also have assumed that the Trust’s Declaration, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1. The Trust has been formed and is existing under the Trust’s Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

RidgeWorth Funds

July 27, 2012

2. The Shares, when issued and sold in accordance with the Trust’s Declaration and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP